Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 12, 2001, relating to the consolidated financial statements of Rentech, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended September 30, 2001.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP

Dallas, Texas
October 23, 2002